Exhibit 10.5

MEDIFAST, INC.

AMENDED AND RESTATED 2012 SHARE INCENTIVE PLAN

PERFORMANCE-BASED DEFERRED SHARE AWARD AGREEMENT

Medifast, Inc. (the “Company”) has determined to grant to you an award of deferred shares of common stock (“Award”) of the Company under the Medifast, Inc. Amended and Restated 2012 Share Incentive Plan (the “Plan”). The terms of the grant are set forth in the attached Performance-Based Deferred Share Award Agreement (the “Agreement”). The following provides a summary of the key terms of the Agreement; however, you should read the entire Agreement along with the terms of the Plan, to fully understand the Agreement.

SUMMARY OF PERFORMANCE-BASED DEFERRED SHARE
AWARD AGREEMENT

Participant:	[ ]

Date of Grant:	[________],[_______]

Maximum Number of Deferred Shares
that may be Earned:	[_______]

The above is a summary description of certain provisions of the Agreement and is not intended to be complete. In the event any aspect of this summary conflicts with the terms of the Agreement, the terms of the Agreement shall govern.

PERFORMANCE-BASED DEFERRED SHARE AWARD AGREEMENT

This PERFORMANCE-BASED DEFERRED SHARE AWARD AGREEMENT (the “Agreement”), dated as of [_________],[_______] (the “Date of Grant”) is delivered by Medifast, Inc. (the “Company”), to [______________] (the “Participant”).

The Company has determined to provide the Participant a deferred share award under the Medifast, Inc. Amended and Restated 2012 Share Incentive Plan (the “Plan”) and in accordance with the terms and conditions set forth in this Agreement. Capitalized terms that are used but not defined herein shall have the respective meanings accorded to such terms in the Plan.

The Company and Participant, intending to be legally bound hereby, agree as follows:

1.          Grant of Deferred Share Award.

The Company grants to Participant [_______] Deferred Shares (the “Award”), subject to certain restrictions, terms and conditions as set forth in this Agreement. Each vested Deferred Share entitles the Participant to receive the one Share, such Share subject to the transfer restrictions as described in Paragraph 3 until such Share is vested, as described in Paragraph 2 below.

2.          Vesting of Award; Dividend Equivalents.

Deferred Shares shall be earned in accordance with the performance goals set forth in Exhibit A attached hereto based on the Company’s performance during the [_______] fiscal year. Immediately following the end of the [_______] fiscal year, the Board shall determine the extent to which the performance goals have been satisfied and the number of Deferred Shares that the Participant has earned with respect to the Award. To the extent the Deferred Shares are earned, the Deferred Shares will be deemed to vest on [_______],[_______] (the “Initial Vesting Date”). Any Deferred Shares that the Board deems have not been earned shall be forfeited.

Any Shares required to be delivered to you as a result of the vesting of Deferred Shares (the “Earned Shares”) shall be delivered no later than [_______],[_______]. Such Earned Shares shall be subject to forfeiture and transfer restrictions and shall vest on [_______],[_______] (the “Subsequent Vesting Date”), if the Participant continues to be employed by, or provide service to, the Company from the Date of Grant until the Subsequent Vesting Date. The Participant will be entitled to exercise voting rights with respect to the Earned Shares prior to the Subsequent Vesting Date.

Unless otherwise provided in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party, the Participant shall forfeit the Award or the Earned Shares in the event the Participant ceases to be employed by, or provide service to, the Company prior to the Initial Vesting Date or the Subsequent Vesting Date, as applicable.

3.          Transferability.

The Deferred Shares and Earned Shares issued pursuant to this Agreement may not be assigned, transferred, hypothecated, or encumbered, in whole or in part, either directly or by operation of law or otherwise, including, but not limited to, by execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, except transfer by will or by the laws of descent and distribution. All rights with respect to this Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

4.          Dividend Equivalents.

On each dividend payment date for each cash dividend on the Shares, the Company will credit the Participant with dividend equivalents in cash (the “Cash Dividends”). The Cash Dividends shall be subject to the same vesting requirements applicable to the Deferred Shares or Earned Shares, as applicable, in respect of which they were credited and shall be settled in accordance with, and at the time of, settlement of the vested Earned Shares to which they are related. Cash Dividends applicable to Deferred Shares and/or Earned Shares that are subsequently forfeited shall be forfeited. If the Participant’s vested Earned Shares have been settled after the record date but prior to the dividend payment date, any Cash Dividends that would be credited pursuant to this Section 4 shall be settled on or as soon as practicable after the dividend payment date.

5.          No Stockholder Rights Prior to Settlement; Issuance of Certificates.

(a)          The Participant shall have no rights as a stockholder with respect to any Shares represented by the Deferred Shares until the date of issuance of the Earned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if applicable. Unless otherwise required by the Plan or this Agreement, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date, if any, that Shares are issued.

(b)          Stock certificates representing the Earned Shares may be issued by the Company and held in escrow by the Company until the Earned Shares vest, or the Company may hold non-certificated shares until the Earned Shares vest.

(c)          When the Participant obtains a vested right to the Earned Shares, a certificate representing the vested shares shall be issued to the Participant, free of the restrictions under Section 3 of this Agreement.

(d)          The obligation of the Company to deliver shares upon the vesting of the Award shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriately to comply with relevant securities laws and regulations.

6.          Change in Control.

The provisions of the Plan applicable to a Change in Control or other corporate transaction (as described in Sections 8 and 9 of the Plan) shall apply to the Award.

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7.          Withholding.

The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant or vesting of the Award. Subject to Committee approval, the Participant may elect to satisfy any tax withholding obligation of the Company with respect to the Award by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

7.          Miscellaneous.

(a)          No Right to Employment. The grant of the Award shall not be construed as giving the Participant the right to be retained by or in the employ of the Company or any other employment right.

(b)          Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Award is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

(c)          Committee Authority. By entering into this Agreement the Participant agrees and acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest in the Award.

(d)          Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the Award under any applicable law, such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of the Award hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect).

(e)          Notices. Any notice to be given to Company under the terms of this Agreement shall be addressed to the Company, at the attention of the Committee, at its principal place of business, and any notice to be given to Participant may be sent to Participant’s address as it appears in the payroll records of the Company, or at such other addresses as either party may designate in writing to the other

(f)          Governing Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof

(g)          Interpretation. The Participant accepts the Award subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan.

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(g)          Headings. Headings are given to the paragraphs and subparagraphs of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(h)          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile or other electronic transmission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.

(i)          Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the grant date shown above.

Medifast, Inc.

By:
Name:
Title:

GRANTEE:

Name: [Insert Name]

(Signature Page to Performance-Based Deferred Share Award Agreement)

EXHIBIT A

[_______] Performance Goals